Exhibit 99.2

The First Bancshares, Inc. Officers to Present at 19th Annual Burkenroad Reports Investment Conference

HATTIESBURG, Miss.--(BUSINESS WIRE)--April 23, 2015--The First Bancshares, Inc. (NASDAQ: FBMS), holding company for The First, A National Banking Association, (www.thefirstbank.com) will make a presentation at the 19th Annual Burkenroad Reports Investment Conference at the Hyatt Regency in New Orleans, Louisiana, Friday, April 24, 2014 at 9:30 a.m. central time.

This will be an interactive session between management and those attending the conference. The presentation will be available at the company’s internet site (www.thefirstbank.com) under the Investor Relations tab.

The First Bancshares, Inc., headquartered in Hattiesburg, Mississippi, is the parent company of The First, A National Banking Association. Founded in 1996, the First has operations in South Mississippi, Louisiana and South Alabama. The Company’s stock is traded on NASDAQ Global Market under the symbol FBMS. Information is available on the Company’s website: www.thefirstbank.com.

CONTACT:
The First Bancshares, Inc.
M. Ray “Hoppy” Cole, CEO
or
DeeDee Lowery, CFO
601-268-8998